UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)                October 23, 2008

                                 EMCOR Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
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                 (State or Other Jurisdiction of Incorporation)

        1-8267                                           11-2125338
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)



     301 Merritt Seven, Norwalk, CT                       06851
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(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
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              (Registrant's Telephone Number, Including Area Code)

                                     N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On October 23, 2008, EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2008 third quarter ended September 30, 2008. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number   Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on October 23, 2008 disclosing results of operations for its fiscal 2008 third quarter ended September 30, 2008.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMCOR Group, Inc.


Dated:  October 23, 2008                         By:    /s/ Frank T. MacInnis
                                                  ---------------------------
                                                       Frank T. MacInnis
                                                    Chairman of the Board of
                                                      Directors and Chief
                                                       Executive Officer

                                                                    Exhibit 99.1

                             FOR:        EMCOR GROUP, INC.

                             CONTACT:    R. Kevin Matz
                                         Executive Vice President
                                         Shared Services
                                         (203) 849-7938

                                         FD
                                         Investors: Eric Boyriven - 212-850-5600
                                         Linden Alschuler & Kaplan, Inc.
                                         Media: Suzanne Dawson / Cecile Fradkin
                                         (212) 575-4545


             EMCOR GROUP, INC. REPORTS RECORD THIRD QUARTER RESULTS
                  - Revenues Increase 14.6% to $1.72 Billion -
             - Operating Income Increases 43.2% to $78.6 Million -
      - Diluted EPS from Continuing Operations Increases 30.9% to $0.72 -
                       - 2008 Earnings Guidance Raised -

NORWALK, CONNECTICUT, October 23, 2008 - EMCOR Group, Inc., (NYSE: EME) today reported results for the third quarter and nine months ended September 30, 2008.

For the third quarter of 2008, the Company reported net income of $48.6 million, or $0.72 per diluted share, an increase of 26.9% over net income of $38.3 million, or $0.57 per diluted share, for the third quarter of 2007. In the 2008 third quarter, revenues were $1.72 billion compared to $1.50 billion in the third quarter of 2007, an increase of 14.6%, of which 8.0% was organic growth which excludes the contribution from businesses acquired during the past year.

Operating income in the third quarter of 2008 was $78.6 million, an increase of 43.2% from operating income of $54.9 million in the same quarter a year ago. As a percentage of revenues, operating income rose to 4.6% from 3.7% in the third quarter of 2007 and was the highest achieved for a third quarter in the Company's history. Selling, general and administrative (SG&A) expenses were $145.7 million in the third quarter of 2008 compared to $114.0 million in the prior year period. The increase in SG&A expenses compared to the comparable year-ago period primarily reflects expenses associated with companies acquired during the past twelve months, as well as with incentive compensation accruals. The Company's income tax rate for the 2008 third quarter was 37.3%, compared with 34.0% in the third quarter of 2007.

Contract backlog as of September 30, 2008 was $4.42 billion, compared to backlog of $4.48 billion as of September 30, 2007 and $4.67 billion at the end of the 2008 second quarter. The decline in backlog was principally attributable to a decrease in work in the commercial and hospitality/gaming sectors, but was largely offset by increases in healthcare, water/wastewater, transportation and industrial contract awards.

EMCOR Announces 2008 Third Quarter Results                                Page 2

For the 2008 nine-month period, the Company reported net income of $121.9 million, or $1.82 per diluted share, an increase of 59.4%, compared to net income of $76.5 million, or $1.15 per diluted share, for the first nine months of 2007. Revenues in the 2008 nine-month period rose 22.7% to $5.1 billion from $4.2 billion for the nine months ended September 30, 2007. Organic revenue growth, excluding revenues from companies acquired during the past twelve months, was 12.0% in the first nine months of 2008.

Operating income was $201.6 million, or 4.0% of revenues, in the first nine months of 2008, an increase of 77.3% from operating income of $113.7 million, or 2.7% of revenues, in the same period last year. SG&A expenses were $437.8 million, or 8.6% of revenues, in the 2008 nine-month period, versus $348.7 million, or 8.4% of revenues, in the nine months ended September 30, 2007.

The Company's results for the 2008 nine-month period include a one-time charge, substantially all of which is non-cash, of $7.9 million, or $0.07 per diluted share after-tax, resulting from an adverse jury verdict in a construction contract case in the 2008 second quarter, as previously announced.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "The 2008 third quarter reflects another quarter of outstanding performance by our Company during which we continued to benefit from the steps we have taken over the last decade to diversify our business across markets, services and geographies. The quarter saw continued margin expansion across most of our business segments, as both our organic and acquired businesses continued to perform strongly, supported by end markets with demand drivers not tied to the current economic cycle and rising demand for higher margin facilities services. Our focus on working capital management enabled EMCOR to continue to generate excellent cash flows with year to date cash flows from operations of $199.7 million, a clear testament to the quality of our earnings and our client relationships."

Mr. MacInnis continued, "The keystone of our long-term strategic growth plan has been the diversification of our business to hedge against construction cyclicality and to provide a solid underlying level of earnings power for the Company through targeted growth of our facilities services businesses. At the same time, we have undertaken strategic acquisitions, such as Ohmstede, S.A. Comunale and a number of mechanical services companies, which have shifted the mix of our business to stable end markets such as refining, fire protection and mechanical services which are less capital intensive and not as vulnerable to economic downturns than construction. As a result, we are a market leader with a broad range of services, substantial reach and financial strength to support our customers through economic cycles."

Mr. MacInnis concluded, "While we are closely watching developments in the financial markets, we are confident that EMCOR is well positioned as we enter the fourth quarter. Although continued uncertainty in the credit markets may ultimately affect the capital budgets of some of our customers, there continues to be a need to maintain and upgrade facilities, and EMCOR is a leading provider of these services. Furthermore, our market diversification provides us with the flexibility to follow demand across sectors as the economic cycle evolves. The strength and liquidity of our balance sheet is a competitive differentiator during these credit-constrained times, and allows us to meet the performance requirements of our clients and will enable us to pursue opportunities in an environment that is favorable for strategic investors."

EMCOR Announces 2008 Third Quarter Results                                Page 3

Based on current market conditions, the Company now expects revenues of between $6.8 billion and $7.0 billion and diluted earnings per share of between $2.48 and $2.58 for the 2008 full-year period.

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 23, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.


     This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2007 Form 10-K, its Form 10-Q for the third quarter ended September 30, 2008, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.



                           - FINANCIAL TABLES FOLLOW -

                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                        For the Three Months Ended    For the Nine Months Ended
                                              September 30,                 September 30,
                                           2008            2007          2008           2007
                                           ----            ----          ----           ----

   Revenues                             $1,720,349      $1,500,798    $5,104,724     $4,159,519
   Cost of sales                         1,496,003       1,331,887     4,465,242      3,696,996
                                        ----------      ----------    ----------     ----------
   Gross profit                            224,346         168,911       639,482        462,523
   Selling, general and
      administrative expenses              145,708         113,996       437,774        348,711
   Restructuring expenses                       --              --            71             93
                                        ----------      ----------    ----------     ----------

   Operating income                         78,638          54,915       201,637        113,719
   Interest (expense) income, net             (162)          2,166        (1,595)         7,656
   Minority interest                          (905)           (931)       (1,258)        (2,046)
                                        ----------      ----------    ----------     ----------

   Income from continuing
      operations before income taxes        77,571          56,150       198,784        119,329
   Income tax provision                     28,936          19,067        76,867         45,370
                                        ----------      ----------    ----------     ----------


   Income from continuing
      operations                            48,635          37,083       121,917         73,959
   Income from discontinued
      operation, net                            --           1,253            --          2,519
                                        ----------      ----------    ----------     ----------


   Net income                           $   48,635      $   38,336    $  121,917     $   76,478
                                        ==========      ==========    ==========     ==========

   Basic earnings per common share -
      From continuing operations        $     0.74      $     0.57    $     1.87     $     1.15
   Basic earnings per common share -
      From discontinued operation               --            0.02            --           0.04
                                        ----------      ----------    ----------     ----------

                                        $     0.74      $     0.59    $     1.87     $     1.19
                                        ==========      ==========    ==========     ==========

   Diluted earnings per common share -
      From continuing operations        $     0.72      $     0.55    $     1.82     $     1.11
   Diluted earnings per common share -
      From discontinued operation               --            0.02            --           0.04
                                        ----------      ----------    ----------     ----------

                                        $     0.72      $     0.57    $     1.82     $     1.15
                                        ==========      ==========    ==========     ==========

   Weighted average shares of common stock outstanding:
        Basic                           65,404,404      64,591,883    65,331,538     64,208,289
        Diluted                         67,425,722      66,922,011    67,164,880     66,622,958

                               EMCOR GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                          September 30,     December 31,
                                                               2008             2007
                                                           (Unaudited)
                                                          -------------     ------------
   ASSETS
   Current assets:
   Cash and cash equivalents                                $  340,849       $  251,637
   Accounts receivable, net                                  1,489,495        1,435,268
   Costs and estimated earnings in excess of billings
     on uncompleted contracts                                  130,808          144,919
   Inventories                                                  61,570           52,247
   Prepaid expenses and other                                   52,841           56,935
                                                            ----------       ----------
     Total current assets                                    2,075,563        1,941,006

   Investments, notes and other long-term receivables           22,791           22,669
   Property, plant & equipment, net                             90,609           83,963
   Goodwill                                                    574,363          563,918
   Identifiable intangible assets, net                         270,803          252,146
   Other assets                                                 12,797           13,157
                                                            ----------       ----------
   Total assets                                             $3,046,926       $2,876,859
                                                            ==========       ==========


   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
   Borrowings under working capital credit line             $       --       $       --
   Current maturities of long-term debt and capital
     lease obligations                                           3,816            3,791
   Accounts payable                                            489,099          537,314
   Billings in excess of costs and estimated earnings
     on uncompleted contracts                                  684,597          572,431
   Accrued payroll and benefits                                227,776          215,554
   Other accrued expenses and liabilities                      194,228          190,349
                                                            ----------       ----------
     Total current liabilities                               1,599,516        1,519,439

   Long-term debt and capital lease obligations                196,745          223,453
   Other long-term obligations                                 239,604          248,926
   Total stockholders' equity                                1,011,061          885,041
                                                            ----------       ----------
   Total liabilities and stockholders' equity               $3,046,926       $2,876,859
                                                            ==========       ==========